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                                                                      EXHIBIT 99



TERM SHEETS

Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2004-2 $1.14BB NEW ISSUE CMBS

 Lead-Mgrs/Bks:       Banc of America Securities LLC/Bear, Stearns & Co.,
 Inc.

 Co-Managers:         Goldman Sachs/Wachovia  ($25mm retention each)

 Rating Agencies:     S&P and Moodys

 Collateral:          95 Loans / 105 Properties

 -Loan Sellers:       Bank of America, N.A./Bear Stearns Commercial
                      Mortgage,Inc.

 -Property Types:     Off 39.2%, Ret 37.3%, Multi 10.0%, MH 8.9%, Indus 0.6%,
                      SS 3.4%, Hotel 0.5%
 -Geographic:         FL:12.7%, NY:11.7%, PA:11.2%, CA: 11.1% (No. CA: 5.2, So.
                      CA: 5.9), MN:9.2%, NJ:5.5%, No Others >5%

 -DSCR/LTV            1.71x / 68.5%
 -Inves. Grade Loans: Five loans for 18.7% of UPB

 -Top 10 Loans:       41.9% of the pool, DSCR: 1.73x, LTV: 68.5%
                                               Shadow
 -Top 3 Trust Assets         DSCR     LTV      Ratings    %UPB
   PPG Place                 2.14x    55.1%    AA+/A2     10.6%
   Eden Prairie Mall         1.69x    67.2%      ---       7.6%
   Broward Financial Center  2.19x    69.9%      ---       4.1%

 Expected Timing
 Termsheets       - Tuesday, 3/23
 Reds             - Tuesday, 3/23
 Launch / Price   - TBA
 Settlement       - 4/14

  Roadshow
  -Tuesday,   3/23    NYC
  -Wednesday, 3/24    NYC & NJ
  -Thursday,  3/25    Boston, Hartford & Chicago


This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from David Gertner / Manish Parwani at Banc of America Securities LLC, 214 North Tryon Street, Charlotte NC 28255. Such securities may not be suitable for all investors